Exhibit 5.1

November 25, 2011
Our Ref.: 2011-02940 A01727/39-3

Advanced Semiconductor Engineering, Inc.
26 Chin Third Road
Nantze Export Processing Zone
Nantze, Kaohsiung, Taiwan
Republic of China

Re: Advanced Semiconductor Engineering, Inc.
2010 Employee Stock Option Plan

Ladies and Gentlemen:

We act as special counsel in the Republic of China (the "ROC") for Advanced Semiconductor Engineering, Inc. (the "Company"), a company limited by shares organized under the laws of the ROC, in connection with the registration of 199,999,500 common shares of the Company, par value NT$10 per share (the "Common Shares"), under the United States Securities Act of 1933, as amended (the "Act"), as described in the registration statement of Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission on the date hereof, for issuance under the Advanced Semiconductor Engineering, Inc. 2010 Employee Stock Option Plan.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to matters of fact material to this opinion, we have made due inquiries with officers and other representatives of the Company, sources of publicly available records and others, and, without independent verification, relied on the statements of uch officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC.

2.	The Common Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ C.T. Chang
C. T. Chang